As filed with the Securities and Exchange Commission	on Registration No 333-226275

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FAH MAI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2085	81-3361351
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1000/196,199 Liberty Buildings, 3rd Floor,

Sukhumvit 55 Road, Klongton Nua,

Wattana, Bangkok 10110

+66(0) 90 8070617

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

800-462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to :

Lance Brunson, Esq.

Brunson Chandler & Jones, PLLC

Walker Center

175 S. Main Street, 14th Floor

Salt Lake City, UT 84111

(801) 303-5737

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
Emerging growth company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	7,000,000 Shares	$1.00	$7,000,000	$871.50

(1)	This Registration Statement covers:

a.	A direct public offering by the Company of:

i.	Up to 5,664,715 shares of our common stock; and

b.	The resale by our selling shareholders (the “Selling Shareholders”) of:

i.	Up to 1,335,285 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _____________, 2019

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Direct Public Offering Prospectus. A prospectus regarding our offering of an aggregate of 5,664,715 shares in a direct public offering (the “Direct Public Offering Prospectus”). However, while the Company does not have any agreements in place to sell the shares with the involvement of underwriters or broker-dealers, the Company may engage such underwriters or broker-dealers in the future. Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $5,664,715, comprised of 5,664,715 newly issued shares, at an offering price of $1.00 per share.

●	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholder (the “Resale Prospectus”) of an aggregate of 1,335,285 shares of common stock. The Selling Shareholders will be offering their shares of common stock at a price of $1.00 per share until a market develops and our shares are quoted on the OTC Link LLC (“OTC Link” or “OTCQB”) or another quotation board (such as the OTC Bulletin Board) and thereafter at prevailing market prices or privately negotiated prices.

The Resale Prospectus is substantively identical to the Direct Public Offering Prospectus, except for the following principal points:

●	They contain different outside and inside front covers;
●	They contain different Offering sections;
●	They contain different Use of Proceeds sections;
●	A Selling Shareholders section is included in the Resale Prospectus;
●	They contain different Plan of Distribution sections;
●	The Dilution section is deleted from the Resale Prospectus;
●	References in the Direct Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	They contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Direct Public Offering Prospectus.

FAH MAI HOLDINGS, INC.

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are offering for sale up to 5,664,715 shares of our common stock (the “Shares”) with an offering price of $1.00 per Share (the “Offering”). This Offering shall be conducted by the Company in a direct offering. However, while neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares, if the Company or selling shareholders can locate and enter into any such arrangement(s), then the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s). Should all Shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $5,664,715 at an offering price of $1.00 per Share. There is no minimum number of Shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the Shares. This Prospectus will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. The Offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange of 1934.

Fah Mai Holdings, Inc. is an early stage company and currently has limited operations. Any investment in the securities offered herein involves a high degree of risk. You should only purchase securities if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Fah Mai Holdings, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Prior to this Offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

This prospectus covers the primary direct public offering by the Company of 5,664,715 shares of common stock. The Company is concurrently conducting a resale offering for 1,335,285 shares, which is covered in a separate resale prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Fah Mai Holdings, Inc.

1000/196,199 Liberty Buildings, 3rd Floor, Sukhumvit 55 Road,

Klongton Nua, Wattana, Bangkok 10110

+66(0) 90 8070617

Prospectus dated ______________, 2019

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Fah Mai Holdings, Inc. (“Fah Mai” or the “Company”) is an early-stage company whose current business is in acquiring, holding and divesting alternative assets, specifically rare whisky and similar commodities that the Company expects to increase in value. The Company also expects to open “member only” clubs designed to cater to rare liquor connoisseurs and high net worth individuals, which shall also function as distribution and marketing centers for the divestment of its assets.

The Company was incorporated in the State of Delaware on July 22, 2016, and was formerly known as Finch Street Acquisition Corporation (“Finch Street”).

On February 27, 2017, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Finch Street Acquisition Corporation to Fah Mai Holdings, Inc.

On June 8, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Fah Mai Holdings Co., Ltd., a private company organized under the laws of the Thailand (“Fah Mai Thailand”). Under the Merger Agreement, the Company issued to the shareholders of Fah Mai Thailand 400,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding equity securities of Fah Mai Thailand (the “Merger”). Mr. Louis Haseman, who is an officer, director and shareholder of the Company, was an officer and equity holder of Fah Mai Thailand prior to the Merger. As a result of the Merger, Fah Mai Thailand has merged into the Company and ceased to exist and the Company has taken over the operations and business plan of Fah Mai Thailand. This was a merger of net assets between entities under common control. Accordingly, net assets and liabilities of Fah Mai Thailand were recorded on the books of the Company at their historical values.

The Company is located at 1000/196,199 Liberty Buildings, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110. The Company’s main phone number is +66(0) 90 8070617. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Business Summary

Overview

Fah Mai is an early-stage company whose current business is in acquiring, holding and divesting alternative assets, specifically rare whisky and similar commodities. Fah Mai’s acquisition strategy is to purchase alternative assets that Fah Mai expects will have a high incline in asset worth. Fah Mai also expects to open “member only” clubs designed to cater to rare liquor connoisseurs and high net worth individuals, which shall also function as distribution and marketing centers for the divestment of its assets.

Fah Mai’s initial acquisition strategy is to acquire rare whisky. Further, Fah Mai will initially acquire whisky as its initial asset class targeted for acquisition since whisky has a diverse unit purchase price that would allow Fah Mai to purchase units whose costs range from $100 per unit up to units in excess of $500,000 per unit. Fah Mai expects that once it has built a solid base of rare whisky assets, it will broaden its acquisition strategy to target other appreciating alternative asset classes, such as stamps, cognacs, comics, memorabilia, watches and cars. Fah Mai believes that these alternative asset classes present an attractive opportunity to investors because of the anticipated high returns on investment and their idiosyncratic appeal.

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In addition, in order to maximize profits from our whisky, Fah Mai plans on opening five exclusive “member only” clubs to be located in Tokyo, Bangkok, London, New York and Shanghai. These clubs shall be designed to be high-class drinking establishments that will also function as marketing venues and retail outlets for the divestment of its assets.

Fah Mai has developed a new concept to sell its whiskey we call “cask fractions.” A cask fraction is a percentage of the contents of a cask. Due to the fact that as a cask ages, and its volume of spirit decreases (the angels share), the simplest way to break it down is into fractions. Each cask is broken down into a different number of fractions depending on its value to get a conformed GBP 20.00 (approximately US$27) starting value for each fraction. Fah Mai’s cask fraction system is a method of enabling purchasers to acquire rare whiskey at a discounted price, since purchasing casks of rare whiskey at a wholesale price is typically less than purchasing individual bottles of the same quantity of rare whiskey at a retail price. Under Fah Mai’s cask fraction system, individuals who participate in the Company’s membership program are eligible to purchase different varieties of rare whiskey from Fah Mai, in the form of a cask fraction, depending on their membership tier. After purchase of a particular cask fraction, the purchaser may elect to have the purchased whiskey bottled and sent to their address for consumption or otherwise may elect to have Fah Mai hold such purchased whiskey on consignment for the benefit of the purchaser in the event of resale. We do not permit United States persons or entities to participate in the Company’s membership program or purchase cask fractions.

Furthermore, Fah Mai will start an online whisky auction business to generate solid revenue. The whisky online auction market is small at the moment, which means it will be easy to capitalize on this particular market. Fah Mai’s whisky auction site will undercut all existing sites commissions and listing fees in order to achieve this. Fah Mai’s whisky auction site will be able to do this and still make money as the commissions saved by not paying to other auction sites when acquiring whisky assets will make up for the lower commission charges and listing fees to customers.

We see the opportunity for revenue generation through the creation of both our independent bottling company and our online whisky auction, which we believe will primarily benefit the rare whisky collection.

Our bottling label Platinum Cask Ltd, has been created to act as the primary channel though which we will sell the assets held in the rare whisky collection at such a time as we see fit. The creation of the Platinum Cask brand at such an early stage in the collections lifespan is purely to build brand awareness and confidence, thereby, increasing the potential profitability of the rare whisky assets in years to come.

In order to build awareness of the Platinum Cask brand, we intend to bottle and sell our own whisky which will be sourced and selected from our own cask collection that forms a small part of the greater rare whisky collection. This process of collecting, trading and bottling of our own casks should generate additional income for Fah Mai via Platinum Cask, a subsidiary of the company.

The creation of our own online whisky auction portal will also directly benefit our rare whisky collection, whilst also offering an opportunity to generate additional income. By creating our own whisky auctions, our collection will directly benefit by avoiding the cost of auctioneers’ fees that we currently pay to third-party auction companies. The money we spend on fees that currently run between 10 to 15% before tax, can be partly re-channeled into the promotion and operation of the auction company itself. This would grow the number of customers using the service, increasing the number of bottles that we would have access to at a zero-fee rate and also providing extra income through fees we would be able to charge our customers for using our service.

We do not anticipate needing to spend as much on the operation of our own whisky auction as we currently do on fees when acquiring bottles from third parties. This would enable us to direct more money to the collection itself.

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Summary of Operations

The Company currently operates from its offices located at 1000/196,199 Liberty Buildings, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110; provided, the Company plans to conduct its rare whiskey resale business primarily through its websites on the internet.

The Company’s online whiskey auction business is currently under development and is expected to be operational in 2019. The Company plans to open five exclusive “member only” clubs to be located in Tokyo, Bangkok, London, New York and Shanghai , and is expected to begin development on them in 2021. The Company plans to build its own whisky brand, Platinum Cask, which is currently under development and is expected to be operational in 2021 as well.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to increase its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must develop and market its technologies in order to execute the business plan of the Company on a broad scale. The Company anticipates that it would need approximately $281,000 over the next 12 months to continue as a going concern and expand its operations in accordance with its current business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to maintain our operations and implement effective sales, marketing and distribution strategies to reach our intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES.”

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SUMMARY OF THIS OFFERING

The Issuer	Fah Mai Holdings, Inc.

Securities being offered	Up to 5,664,715 shares of Common Stock is being offered for sale by the Company, this collectively represents approximately 10% of the currently issued and outstanding shares of the Company’s Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$ 1.00

Duration of Offering	The Offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company.

Number of shares Outstanding before and after the Offering

There were 53,000,889 shares of Common Stock issued and outstanding as of December 31, 2018. There will be approximately 58,665,604 shares of Common Stock issued and outstanding assuming that all of the Shares offered by the Company are sold.

Net Proceeds to the Company

The Company is offering a maximum of 5,664,715 shares of Common Stock at an offering price of $1.00 per Share for net proceeds to the Company of $5,664,715. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to acquire additional whisky assets. Proceeds will also be used to add additional staff required to grow the company including positions in sales, marketing and administration. Proceeds will also be used for working capital and to fund Research and Development in connection with new business ventures.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

As there is no minimum for our offering, if only a few persons purchase shares they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few securities are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is no public market for the Company’s common stock. The offering price for the offered securities has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

As a result of the concurrent offering by the Company and the Selling Shareholders, we may not be able to sell the shares being offered by us which will reduce the amount of capital available for our operations.

The Company and Selling Shareholders will be offering securities of the Company at the same time. The Selling Shareholders will not be selling shares on behalf of the Company under the Offering. The sale of shares by the Selling Shareholders is not contingent upon the Company selling a minimum number of its shares. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, we may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders could impair our ability to raise capital through the sale of additional equity securities.

Our officers and directors are offering shares as part of the concurrent offering by the Selling Shareholders, and, as a result, they may have a conflict of interest as a result of their participation in the direct offering by the Company.

Our officers and directors will be offering securities of the Company as part of the concurrent offering by the Selling Shareholders at the same time they will be participating in the direct offering of securities on behalf of the Company. Our officers and directors, in their capacity as Selling Shareholders, will not be selling their shares on behalf of the Company under the Selling Shareholders’ Offering. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, our officers and directors may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders, including shares sold for the benefit of our officers and directors, could impair our ability to raise capital through the sale of additional equity securities.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the $1.00 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price. The Company has issued shares prior to the date of this prospectus at a price less than $1.00.

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The Company has limited revenues to date.

Limited revenue has been earned by the Company to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry. These risks include, but are not limited to:

●	Whether we can successfully market and execute our business model;

●	Whether the demand for our proposed services will grow to a level sufficient to support our operations;

●	Whether governing laws, regulations or regulatory initiatives will force us to discontinue or alter certain business operations or practices;

●	Whether our business partners can respond effectively to market changes;

●	Whether we and our strategic partners can develop and maintain products and services that are equal or superior to the services and products of competitors;

●	Whether we can maintain strong alliances with those to whom we outsource our operational needs; and

●	Whether we can generate the funds as needed to sell the services we intend to offer, and attract, retain, and motivate qualified personnel.

There can be no assurance that we can be successful in addressing these risks. Our limited operating history and the uncertain nature of the markets for our proposed services make the prediction of future results of operations extremely difficult. As a result of the foregoing factors and the other factors identified herein, there can be no assurance that we will ever operate profitably on a quarterly or annual basis.

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The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization, and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon their respective evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that, as of September 30, 2018, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company has engaged outside accounting and finance advisors to assist the Company in better implementing effective disclosure controls and procedures.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and market its technologies and services. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Company’s business plan hinges on its ability to acquire, market and commercialize rare whisky and other alternative assets and to own, develop and operate “members only” clubs. If the Company is unable to acquire, market and commercialize rare whisky and other alternative assets and/or own, develop and operate “members only” clubs sufficient to sustain its operations, then it would not be able to proceed with its business plan or possibly successfully develop its planned operations at all. Further, if the returns on investment in the alternative asset classes that the Company is in the business of acquiring do not meet projections, then it may also not be able to proceed with its business plan or possibly successfully develop its planned operations at all.

11

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services. Nor has the Company conducted marketing studies regarding whether such services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

No assurance of market acceptance.

Even if the Company successfully develops its asset base and proposed “member only” clubs in accordance with its business plan, there can be no assurance that the market reception will be positive for the Company or its ventures.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As limited revenues have been realized to date , the proposed operations of the Company remain speculative.

Mr. Louis Haseman, the Company’s sole officer and director, resides outside of the United States and it may be difficult for investors to effect service of process within the United States or enforce personal judgments obtained in the United States.

Mr. Louis Haseman, the Company’s sole officer and director, resides outside of the United States and it may be difficult for investors to effect service of process within the United States or enforce personal judgments obtained in United States courts predicated upon the liability provisions of the United States securities laws against Mr. Haseman.

One of the Company’s officers and directors beneficially owns a majority, and will continue to own a near-majority, of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Louis Haseman, an officer and director of the Company, is currently the beneficial owner of a majority of the Company’s outstanding common stock and, assuming sale of all the Shares, will still own a majority of the Company’s then outstanding common stock upon closing of the offering. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives and as such would negatively impact the Company’s possible overall development.

12

We may become subject to government regulation and legal uncertainties, which may adversely affect our business.

We may become subject to new laws and regulations directly applicable to our business. If we are found to be in violation of any current or future regulations, we could be exposed to financial liability, including substantial fines which could be imposed on a per transaction basis; forced to change our business practices; or forced to cease doing business altogether or with the residents of one or more states or countries.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

13

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company.” The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

14

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan to purchase and resell rare whisky assets, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not been granted any intellectual property or trade secret protection on any aspects of its business. Although it plans on obtaining patents, copyright, trademarks and/or service marks on any of its solutions and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

15

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

USE OF PROCEEDS

Our offering is being made in a direct public offering. Fah Mai Holdings, Inc. expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, Fah Mai Holdings, Inc. intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold		50% of Shares Sold		25% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total

Use of Proceeds

General and Administrative	100,000	1.7%	100,000	3.5%	100,000	7%
Research and Development	100,000	1.7%	100,000	3.5%	100,000	7%
Sales and Marketing	100,000	1.7%	100,000	3.5%	100,000	7%
Inventory	5,364,715	95%	2,532,358	89%	1,116,179	79%
Total Use of Proceeds	$5,664,715	100%	$2,832,358	100%	$1,416,179	100%

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Fah Mai Holdings, Inc. has issued and outstanding as of December 31, 2018, 53,000,889 shares of Common Stock. The Company is registering an additional 5,664,715 shares of its Common Stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Louis Haseman, our Chief Executive Officer, is not now and has not been within the past 12 months, a broker or dealer, and has not been within the past 12 months an associated person of a broker or dealer. At the end of the Offering, Mr. Haseman will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Haseman will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

The Offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company.

Procedures for Subscribing

If you decide to subscribe for any securities in this Offering, you must:

1.	Execute and deliver a subscription agreement; and

2.	Deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection (or to any such applicable broker-dealer or underwriter that may be engaged by the Company in connection with the offering in the future).

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Fah Mai Holdings, Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	Contains a toll-free telephone number for inquiries on disciplinary actions;
●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	Contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	Bid and offer quotations for the penny stock;
●	Details of the compensation of the broker-dealer and its salesperson in the transaction;
●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by 53,000,889 shares of Common Stock outstanding (as of December 31, 2018). Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this Offering assuming the offering price of $1.00 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering.

We had a net tangible book value at September 30, 2018, of approximately $0.005 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the Offering.

The Company’s current shareholders acquired shares at a cost less than $1.00 per share, whereas outside investors purchasing shares in the offering will pay a price of $1.00 per share. Further, the net tangible book value per share after the Offering but prior to any new offerings is expected to be approximately $0.10 per share. Therefore, outside investors participating in this Offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	1.00	1.00	1.00	1.00
Net tangible book value per share before Offering	0.005	0.005	0.005	0.005
Increase per share attributable to new investors	0.09	0.07	0.05	0.02
Pro forma net tangible book value per share after Offering	0.10	0.08	0.05	0.03
Dilution per share to new investors	0.90	0.92	0.95	0.97

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DESCRIPTION OF PROPERTY

Our principal executive office is located at 1000/196,199 Liberty Building, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110. We currently rent this space for approximately $1,659 per month on a month to month basis. Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space. We do not currently own any real property.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 53,000,889 shares were outstanding as of December 31, 2018, prior to the filing of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which there are no shares issued and outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 5,664,715 shares of common stock for sale to the public at a price of $1.00 per Share. Concurrently, the Company is registering up to 1,335,285 shares of our common stock for resale by our selling shareholders (the “Selling Shareholders”).

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

As of December 31, 2018, there were 53,000,889 shares of common stock outstanding held by 121 shareholders.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

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Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 53,000,889 shares of our common stock as of December 31, 2018. Of these shares, all of the 5,664,715 and 1,335,285 shares to be registered (in both the direct Company offering and secondary offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining approximately 51,665,604 shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, complying with a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, which would equal approximately 586,656 shares, based on the number of shares of our common stock outstanding as of December 31, 2018 (53,000,889 shares), and assuming the 5,664,715 shares being registered in the Company’s direct offering are sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

Equity Stock Transfer located in New York, NY is the Company’s transfer agent for its common stock.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF FAH MAI HOLDINGS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

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DESCRIPTION OF OUR BUSINESS

History

The Company is an early-stage company whose current business is in acquiring, holding and divesting alternative assets, specifically rare whisky and similar commodities that the Company expects to increase in value. The Company also expects to open “member only” clubs designed to cater to rare liquor connoisseurs and high net worth individuals, which shall also function as distribution and marketing centers for the divestment of its assets.

The Company was incorporated in the State of Delaware on July 22, 2016, and was formerly known as Finch Street Acquisition Corporation (“Finch Street”).

On February 27, 2017, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Finch Street Acquisition Corporation to Fah Mai Holdings, Inc.

On June 8, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Fah Mai Holdings Co., Ltd., a private company organized under the laws of the Thailand (“Fah Mai Thailand”). Under the Merger Agreement, the Company issued to the shareholders of Fah Mai Thailand 400,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding equity securities of Fah Mai Thailand (the “Merger”). Mr. Louis Haseman, who is an officer, director and shareholder of the Company, was an officer and equity holder of Fah Mai Thailand prior to the Merger. As a result of the Merger, Fah Mai Thailand has merged into the Company and ceased to exist and the Company has taken over the operations and business plan of Fah Mai Thailand. This was a merger of net assets between entities under common control. Accordingly, the net assets and liabilities of Fah Mai Thailand were recorded on the books of the Company at their historical values.

The Company is located at 1000/196,199 Liberty Buildings, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110. The Company’s main phone number is +66(0) 90 8070617. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

The Business:

Overview

Fah Mai is an early-stage company whose current business is in acquiring, holding and divesting alternative assets, specifically rare whisky and similar commodities. Fah Mai’s acquisition strategy is to purchase alternative assets that Fah Mai expects will have a high incline in asset worth. Fah Mai also expects to open “member only” clubs designed to cater to rare liquor connoisseurs and high net worth individuals, which shall also function as distribution and marketing centers for the divestment of its assets.

Fah Mai’s initial acquisition strategy is to acquire rare whisky. Further, Fah Mai will initially acquire whisky as its initial asset class targeted for acquisition since whisky has a diverse unit purchase price that would allow Fah Mai to purchase units whose costs range from $100 per unit up to units in excess of $500,000 per unit. Fah Mai expects that once it has built a solid base of rare whisky assets, it will broaden its acquisition strategy to target other appreciating alternative asset classes, such as stamps, cognacs, comics, memorabilia, watches and cars. Fah Mai believes that these alternative asset classes present an attractive opportunity to investors because of the anticipated high returns on investment and their idiosyncratic appeal.

In addition, in order to maximize profits from our whisky, Fah Mai plans on opening five exclusive “member only” clubs to be located in Tokyo, Bangkok, London, New York and Shanghai. These clubs shall be designed to be high-class drinking establishments that will also function as marketing venues and retail outlets for the divestment of the Company’s whisky assets. Fah Mai plans on opening five exclusive “member only” clubs to be located in Tokyo, Bangkok, London, New York and Shanghai are expected to begin development in 2021.

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Fah Mai has developed a new concept to sell its whiskey we call “cask fractions.” A cask fraction is a percentage of the contents of a cask. Due to the fact that as a cask ages, and its volume of spirit decreases (the angels share), the simplest way to break it down is into fractions. Each cask is broken down into a different number of fractions depending on its value to get a conformed GBP 20.00 (approximately US$27) starting value for each fraction. Fah Mai’s cask fraction system is a method of enabling purchasers to acquire rare whiskey at a discounted price, since purchasing casks of rare whiskey at a wholesale price is typically less than purchasing individual bottles of the same quantity of rare whiskey at a retail price. Under Fah Mai’s cask fraction system, individuals who participate in the Company’s membership program are eligible to purchase different varieties of rare whiskey from Fah Mai, in the form of a cask fraction, depending on their membership tier. After purchase of a particular cask fraction, the purchaser may elect to have the purchased whiskey bottled and sent to their address for consumption or otherwise may elect to have Fah Mai hold such purchased whiskey on consignment for the benefit of the purchaser in the event of resale.

Furthermore, Fah Mai plans to start an online whisky auction business to generate solid revenue. The whisky online auction market is small at the moment, which means it will be easy to capitalize on this particular market. Fah Mai’s whisky auction site should undercut all existing sites commissions and listing fees in order to achieve this. Fah Mai’s whisky auction site should be able to do this and still make money as the commissions saved by not paying to other auction sites when acquiring whisky assets will make up for the lower commission charges and listing fees to customers. The Company’s online whiskey auction business has not yet launched, is currently under development and is expected to be operational in 2019.

We see the opportunity for revenue generation through the creation of both our independent bottling company and our online whisky auction, which we believe will primarily benefit our rare whisky collection.

Our bottling label Platinum Cask LTD, has been created to act as the primary channel though which we will sell the assets held in the rare whisky collection at such a time as we see fit. The creation of the Platinum Cask brand at such an early stage in the collections lifespan is purely to build brand awareness and confidence, thereby increasing the potential profitability of our rare whisky assets in years to come.

In order to build awareness of the Platinum Cask brand, we intend to bottle and sell our own whisky which will be sourced and selected from our own cask collection that forms a small part of the greater rare whisky collection. This process of collecting, trading and bottling of our own casks should generate additional income for Fah Mai via Platinum Cask.

The creation of our own online whisky auction will also directly benefit the rare whisky collection, whilst also offering an opportunity to generate additional income. By creating our own whisky auction, the collection will directly benefit by avoiding the cost of auctioneers’ fees that we currently pay to third-party auction companies. The money we spend on fees that currently run between 10 to 15% before tax, can be partly re-channeled into the promotion and operation of the auction company itself. This would grow the number of customers using the service, increasing the number of bottles that we would have access to at a zero-fee rate and also providing extra income through fees we would be able to charge our customers for using our service.

We do not anticipate needing to spend as much on the operation of our own whisky auction as we currently do on fees when acquiring bottles from third parties. This would enable us to direct more money to the collection itself.

To date, we have generated revenues from sales of our whisky assets and fees charged to members joining our membership program. We have not yet launched our online whisky auction or generated revenues from our planned auction operations.

Summary of Operations

The Company currently operates from its offices located at 1000/196,199 Liberty Buildings, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110; provided, the Company plans to conduct its rare whiskey resale business primarily through its websites on the internet.

The Company’s online whiskey auction business is currently under development and is expected to be operational in 2019. The Company’s plans to open five exclusive “member only” clubs to be located in Tokyo, Bangkok, London, New York and Shanghai is expected to begin development in 2021. The Company’s plans to build its own whisky brand, Platinum Cask, is currently under development and is expected to be operational in 2021 as well.

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Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to increase its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must develop and market its technologies in order to execute the business plan of the Company on a broad scale. The Company anticipates that it would need approximately $281,000 over the next 12 months to continue as a going concern and expand its operations in accordance with its current business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to maintain our operations and implement effective sales, marketing and distribution strategies to reach our intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Market: Rare Whisky

There are two main markets to be considered with regards to Scotch Whisky: the Primary Market, being the main market for whisky consumption, and the Secondary Market, being made up of older, rarer whiskies mostly for collection and a more high-end clientele’s consumption taste. Whereas the Primary Market has seen a decline in sales and interest in recent years, due to consumer spending habits, geo political issues and global economic uncertainty, the Secondary Market has been bolstered by an increased interest in alternative investment strategies spurred on by the same political issues and global economic uncertainties. As a result, the Company seeks to establish a significant presence in the Secondary Market as the focus of its operations and market strategy.

Primary Market

According to the Scotch Whisky Association, the value of Scotch whisky exports in the Primary Market reached $5.18 billion (£3.86 billion) in 2015, representing a decline of 2.4% from $5.30 billion (£3.95 billion) in 2014. This compared to a 7% decline from 2013 to 2014, indicating a slowing decline, and puts the total value of exports at 56% higher than a decade ago. The volume of Scotch exports was down by 2.8% in 2015 to 1.16 billion bottles, from 1.19 billion in 2014.

“The last decade has been a period of very strong growth up until 2013,” according to the Scotch Whisky Association. “Following that, there has been a limited slowdown due to global instability, market conditions in certain countries, and exchange rate fluctuations. While challenges remain, growth is returning in more mature markets while emerging markets still provide good potential. In short, prospects for growth remain strong but the industry continues to face challenging global economic conditions.”

According to the Scotch Whisky Association, the biggest declines of Scotch exports by value were seen in Brazil (-30%), Latvia (-33%), South Korea (-15%) and South Africa (-10%). Strong performers included the US, which maintained an export value of $1.01 billion (£749 million), accounting for nearly a fifth of all Scotch exports. Other strong performers included Japan, which saw the value of Scotch exports rise by 18% to $102 million (£76 million). Mexico increased its value by 17% to $154 million (£115 million), Turkey up 24% to almost $71 million (£53 million) and China returned to the top 20 markets with an increase of 5% to $55 million (£41 million). Further growth was seen in the Netherlands, which saw the value of exports increase by 30% to $99 million (£74 million), and Poland where exports increased to $71 million (£53 million) – a 20% increase. Data source: SWA Scotch Whisky Exports Review 2015.

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Secondary Market

The Secondary Market, which is conducted mostly through private sales and auction houses, has continued to see interest and growth in contrast to sales in the Primary Market. By looking at the number of lots (single items or groups of items that are being auctioned as one selling unit) listed at auction in the UK each year, we believe that we can clearly gauge the amount by which the secondary whisky market has been growing. According to data from Rare Whisky 101.com, during the fiscal year 2016 there were 83,643 lots listed, a growth of approximately 49% on 2015 (55,837 lots listed), an extra 27,806 lots. 2017 saw slightly less growth on 2016 in terms of percentage at 34%, however, this still represented an increase in the number of additional lots listed, at 29,111, rounding out the year at a total of 112,754 lots. With an average bottle price of just under $403 (£300) and with the assumption of just 70% of lots sold, we estimate that the secondary whisky market in the UK alone could have been worth $31.6 million (£23.6 million) in 2017. This figure is roughly in line with third-party analysts and consultants who also operate and within the industry.

According to ScotchWhiskey.com, one of the most expensive bottles to hit UK auctions in 2017 was a 50-year-old Yamazaki, which fetched £62,000 (about US$77,000). Almost twelve months later in January of 2018, a similar Yamazaki 50-year-old bottle was sold at auction in Hong Kong for HK$2.3 million (US$299,000) becoming the most expensive bottle of whisky to be sold at auction. An increase in value of 288% in less than twelve months. According to the SpiritsBusiness.com, 2018 has already seen a slew of highest price records shattered, none more so than the sale of two 60-year-old Macallans from 1926, that both sold for over $1 million at auction in Hong Kong in May 2018. In addition, more players have entered the whisky auction market, making buying and selling more accessible to both investors and collectors. We believe that the competition is also driving down fees and costs involved in the auction process. Distilleries, including Strathearn, even used the secondary market during 2017 as a primary route-to-market for the sale of its first 100 bottles. Through Whisky Auctioneer, the distillery made between $393 (£315) and $5,180 (£4,150) for the sale of its three-year-old Scotch. This trend has continued into 2018.

We believe that geopolitical uncertainty continues to drive investor interest towards safe-haven assets such as Gold, Bonds and Cash it has also continued to increase interest in alternative assets such as Art and Whisky. Looking at the value increase in the rare Scotch Whisky Secondary Market over the last 8 years and taking into account the most recent explosion in prices, we believe that it would be reasonable to assume that the public interest in rare whisky will continue to remain high for the years to come. Notably, we believe that the global interest in rare whisky has continued to grow. Although the vast majority of bottles sold within the secondary market are sold in the UK, the highest value bottles are being sold in Asia. This gives us huge confidence in our future strategy of pivoting the release of our collection towards Asia as well as traditional markets such as the UK, USA and Europe.

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Acquisition Strategy

Historical performance has shown whisky as a collectable to have had a strong increase in demand over the past decade, and Scotch whisky in particular to be the most sought after worldwide. With supplies of aged single malt Scotch whisky continuing to run low, the interest in collectable Scotch in the future is bound to remain strong and the increase in value is set to continue for many more years to come.

We believe that whisky has already proven itself to be a good investment opportunity, providing solid returns and for relatively low risk. However, we believe that in order to see a meaningful rate of return, those who would consider making an investment in rare whisky would need to be prepared to hold their whisky for a sufficient number of years so as to maximize its potential.

Over the years distilleries have been releasing less and less rare whisky onto the markets, drastically lowering the supply. Instead, they have been focusing on supplying the primary consumption market. “Scotch exports have nearly doubled over the past 10 years, to $7 billion (£4.3 billion). According to the Scotch Whisky Association, the US, the world’s leading importer, ships in nearly $1.32 billion (£800 million) worth of the spirit each year; France, at just over $523 million (£390 million), is the second largest.” Data source: https://qz.com/165628/whos-drinking-the-worlds-scotch-whisky/

Rare releases are now strategically used by distilleries as a means to promote brand awareness of their name and their primary consumption orientated products. With more whisky being released to the consumer market and less being aged for rare releases, the prices and interest in old rarer bottles are rising at a rapid rate.

From day one the cornerstone of our acquisition strategy has been to acquire bottles for as close to their current market value or below. With some exceptions, bottles will be acquired for what we would consider to be, above current market value. This would only be for bottles that we project would rapidly increase in value and therefore become profitable in not just the short-term but also in the long-term and at a greater upper value.

Auctioneers fees, initially considered as a necessary evil or a cost of doing business, is an area of concern because of the level of service supplied for the fees paid. This has led us to the conclusion that for the betterment of the collection, our investors and the company, we should look to establish our own online whisky auction within the UK, so as to minimize the amount we have to pay in fees and to maximize the amount of money we have to spend on the assets themselves.

We believe that not only will this provide savings in the long run but it will also provide us with an additional income from fees and commissions we will be able to charge to other users of our auction. Plans are currently underway to find staff and premises along with the development of our own purpose-built auction website, Rare Whisky Auctioneers (rarewhiskyactioneers.com). We aim to launch our whisky auction website in 2019.

Investments in rare whisky form part of a very niche market ; once we have achieved the growth of a substantial rare whisky collection, it will enter a maturation phase for a number of years before being sold off. During this time we intend to move into other asset classes, not just to keep the interest of our investors but also to potentially generate new ones.

We believe that this will be sustainable as a business model and enable us, like other investment firms to offer diversity within our portfolio offering whisky, watches, art, memorabilia, stamps, comics and cars eventually.

Presence in the Market

Presently, Fah Mai has amassed a significant portfolio of rare whisky assets that it believes will appreciate in value that it intends to sell through one of its websites and in its planned “member only” clubs.

Through our subsidiary’s Platinum Cask website, we currently have available for sale limited release single cask whisky bottlings, but these bottlings are only available for sale to Platinum Cask members.

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Competition

Fah Mai specializes in acquiring rare whisky that Fah Mai believes will significantly appreciate in value over time and can serve as the foundation of a resale business According to International Wine & Spirit Research (IWSR), for calendar year 2017, the ten largest global spirits companies controlled less than 20% of the total global market for spirits (on a volume basis). While we believe that the overall market environment offers considerable growth opportunities for us, our industry is now, and will remain, highly competitive. We compete with other regional and national firms that may have financial, operational, technical and marketing resources that exceed our own. We compete against many global, regional, and local brands in a variety of categories of beverage alcohol, but we compete primarily in the industry’s premium-and-higher price categories. In addition, particularly in the United States, we increasingly compete with national companies and craft spirit brands, many of which are recent entrants to the industry.

Brand recognition, brand provenance, quality of product and packaging, availability, flavor profile, and price affect consumers’ choices among competing brands in our industry. Several factors influence consumers’ buying decisions, including: advertising; promotions; merchandising in bars, restaurants, and shops; expert or celebrity endorsement; social media and word of mouth; and the timing and relevance of new product introductions. Although some competitors have substantially greater resources than we do, we believe that we compete favorably with our competitors on the basis of these factors. There can be no assurance that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services, or that we will be able to maintain or enhance our competitive position.

Suppliers

Fah Mai obtains its assets from auction houses, such as Scotch Whisky Auctions, Ltd., distilleries and specialty online retailers, such as Cask88.com, WhiskyAuctioneer.com and Dekanta.com.

Fah Mai also engages London City Bond Ltd. to perform services related to warehousing of the Company’s alcohol assets. London City Bond Ltd. holds the majority of our alcohol assets in Scotland in storage.

Other than as provided in the foregoing, currently Fah Mai has no other principal suppliers or strategic partners.

Customers

Fah Mai plans on targeting re-sales of the assets in its portfolio to high net worth individuals, specialty retailers and other consumers of high-end rare whisky.

Employees

Fah Mai has 8 employees.

Effect of Existing or Probable Governmental Regulation and Costs and Effects of Compliance with Environmental Laws

The production, storage, transportation, distribution, and sale of our products are subject to regulation by federal, state, local, and foreign authorities. Various countries and local jurisdictions prohibit or restrict the marketing or sale of distilled spirits in whole or in part. The Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury regulates the wine and spirits industry in the United States with respect to production, blending, bottling, labeling, sales, advertising, and transportation of beverage alcohol products. Similar regulatory regimes exist in each state, as well as in most of the non-U.S. jurisdictions where we intend to sell our products. In addition, distilled spirits products are subject to customs duties or excise taxation in many markets, including in the United States, at the federal, state, or local level.

Our principal offices are located in Thailand, we file report annually with our Thai regulators, and we pay taxes in Thailand according to our revenues. We have an alcohol distribution license in Thailand, which allows us to hold whisky assets there and sell whisky to the Thai market. However, the majority of our alcohol assets are held in Scotland in cold storage by third parties pursuant to relevant law, and we pay taxes in the United Kingdom as required by law. We believe our current operations are in compliance with Thai and UK law, and that we have the requisite government approval for our Thai and United Kingdom operations. We are not currently selling our whisky in the Unites States, and before we do, we plan to obtain all requisite US and local government approvals. If we were to lose our alcohol distribution license in Thailand, or if we are not able to obtain the requisite government approvals to sell whisky in the United States, our operations would be harmed.

Our operations within and outside the United States are subject to various environmental protection statutes and regulations, and our policy is to comply with all those regulatory requirements.

Legal Matters

There are no pending, threatened or actual legal proceedings in which Fah Mai is a party.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware on July 22, 2016, and was formerly known as Finch Street Acquisition Corporation (“Finch Street” or “Finch Street Acquisition”). On February 27, 2017, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Finch Street Acquisition Corporation to Fah Mai Holdings, Inc.

Relationship with Tiber Creek Corporation

Louis Haseman, the Company’s sole director and officer, previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public reporting company, including: transferring control of such reporting company to Mr. Haseman; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

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Under the agreement, Tiber Creek is entitled to receive cash fees from Mr. Haseman. In addition, the Company’s then-current officer, directors and shareholders, James Cassidy and James McKillop, were permitted to retain the aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Finch Street Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Merger with Fah Mai Holdings Co., Ltd.

On June 8, 2018, Fah Mai Holdings, Inc., a Delaware corporation (the “Company” or “Fah Mai”), entered into a merger agreement (the “Merger Agreement”) with Fah Mai Holdings Co., Ltd., a private company organized under the laws of the Thailand (“Fah Mai Thailand”). Under the Merger Agreement, the Company issued to the shareholders of Fah Mai Thailand 400,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding equity securities of Fah Mai Thailand (the “Merger”). Mr. Louis Haseman, who is an officer, director and shareholder of the Company, was an officer and equity holder of Fah Mai Thailand prior to the Merger. As a result of the Merger, Fah Mai Thailand has merged into the Company and ceased to exist and the Company has taken over the operations and business plan of Fah Mai Thailand. This was a merger of net assets between entities under common control. Accordingly, the net assets and liabilities of Fah Mai Thailand were recorded on the books of the Company at their historical values.

Leases

The Company entered into a lease agreement on May 1, 2017 for 2115.9 square feet to rent office space located at 1000/196,199 Liberty Building, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110. The Company pays $1,659 per month on a month to month term.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

The Company has approximately 8 employees.

Louis Haseman is the sole officer and director of the Company. Mr. Haseman has allocated time to the activities of the Company without compensation.

There are no agreements or understandings for the officer or director to resign at the request of another person and the above- named officer and director is not acting on behalf of nor will act at the direction of any other person.

Property

The Company entered into a lease agreement on May 1, 2017 for 2115.9 square feet to rent office space located at 1000/196,199 Liberty Building, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110. The Company pays $1,659 per month on a month to month term.

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The Company has no other properties and at this time has no agreements to acquire any properties.

Subsidiaries

The Company has the following subsidiaries: Fah Mai Holdings Ltd., Platinum Cask Ltd., which are companies formed under the laws of the United Kingdom. In June 2018, the Company merged with Fah Mai Holding Co., Ltd., which was formed under the laws of Thailand.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

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(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In August 2016, the Company (as Finch Street Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

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The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001681306.

PLAN OF OPERATION

Summary

Background

The Company is an early-stage company whose current business is in acquiring, holding and divesting alternative assets, specifically rare whisky and similar commodities that the Company expects to increase in value. The Company also expects to open “member only” clubs designed to cater to rare liquor connoisseurs and high net worth individuals, which shall also function as distribution and marketing centers for the divestment of its assets.

The Company was originally named Finch Street Acquisition Corporation (“Finch Street”) and incorporated on July 22, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In August 2016, Finch Street Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company.

On February 27, 2017, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Finch Street Acquisition Corporation to Fah Mai Holdings, Inc.

On June 8, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Fah Mai Holdings Co., Ltd., a private company organized under the laws of the Thailand (“Fah Mai Thailand”). Under the Merger Agreement, the Company issued to the shareholders of Fah Mai Thailand 400,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding equity securities of Fah Mai Thailand (the “Merger”). Mr. Louis Haseman, who is an officer, director and shareholder of the Company, was an officer and equity holder of Fah Mai Thailand prior to the Merger. As a result of the Merger, Fah Mai Thailand has merged into the Company and ceased to exist and the Company has taken over the operations and business plan of Fah Mai Thailand. This was a merger of net assets between entities under common control. Accordingly, the net assets and liabilities of Fah Mai Thailand were recorded on the books of the Company at their historical values.

The Company is located at 1000/196,199 Liberty Buildings, 3rd Floor, Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110. The Company’s main phone number is +66(0) 90 8070617. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings. The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and notes thereto included in this report. Except for the historical information contained herein, the discussion in this report contains certain forward-looking statements that involve risk and uncertainties, such as statements of the Company’s plans, objectives, expectations and intentions as of the date of this filing. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. The Company’s actual results could differ materially from those discussed here. Factors that could cause differences include those discussed in the “Risk Factors” section as well as discussed elsewhere herein.

Business Summary

Fah Mai Holdings, Inc. is an early-stage company whose current business is in acquiring, holding and divesting alternative assets, specifically rare whisky and similar commodities. The Company’s acquisition strategy is to purchase alternative assets that the Company expects will have a high incline in asset worth. The Company also expects to open “member only” clubs designed to cater to rare liquor connoisseurs and high net worth individuals, which shall also function as distribution and marketing centers for the divestment of its assets.

The Company’s initial acquisition strategy is to acquire rare whisky. Further, the Company will initially acquire whisky as its initial asset class targeted for acquisition since whisky has a diverse unit purchase price that would allow the Company to purchase units whose costs range from $100 per unit up to units in excess of $500,000 per unit. The Company expects that once it has built a solid base of rare whisky assets, it will broaden its acquisition strategy to target other appreciating alternative asset classes, such as stamps, cognacs, comics, memorabilia, watches and cars. The Company believes that these alternative asset classes present an attractive opportunity to investors because of the anticipated high returns on investment and their idiosyncratic appeal.

In addition, in order to maximize profits from our whisky, the Company plans on opening five exclusive “member only” clubs to be located in Tokyo, Bangkok, London, New York and Shanghai. These clubs shall be designed to be high-class drinking establishments that will also function as marketing venues and retail outlets for the divestment of its assets.

Potential Revenue

The Company intends to earn revenue from executing its business plan. Specifically, the Company plans to generate revenues from resales of its alternative assets holdings, through operations of “member only” clubs and through online whisky auctions. To date, we have generated revenues from sales of our whisky assets and fees charged to members joining our membership program.

We see the opportunity for additional income through the creation of both our independent bottling company and our online whisky auction. The creation of these two additional entities is primarily to benefit the rare whisky collection. We have not yet launched our online whisky auction or generated revenues from our planned auction operations.

Our bottling label Platinum Cask LTD, has been created to act as the primary channel by which we will sell the assets held in the rare whisky collection at such a time as we see fit. The creation of the Platinum Cask brand at such an early stage in the collections lifespan is purely to build brand awareness and confidence. Therefore, increasing the potential profitability of the rare whisky assets in years to come.

In order to build awareness of the Platinum Cask brand, we intend to bottle and sell our own whisky which will be sourced and selected from our own cask collection that forms a small part of the greater rare whisky collection. This process of collecting, trading and bottling of our own casks should generate additional income for Fah Mai via Platinum Cask LTD.

The creation of our own Online Whisky Auction will also directly benefit the rare whisky collection, whilst also offering an opportunity to generate additional income. By creating our own whisky auction, the collection will directly benefit by avoiding the cost of auctioneers’ fees that we currently pay to third-party auction companies. The money we spend on fees that currently run between 10 to 15% before tax, can be partly re-channeled into the promotion and operation of the auction company itself. This would grow the number customers using the service, increasing the number of bottles that we would have access to at a zero-fee rate and also providing extra income through fees we would be able to charge our customers for using our service.

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We do not anticipate needing to spend as much on the operation of our own whisky auction as we currently do on fees when acquiring bottles from third parties. This would enable us to direct more money to the collection itself.

Overview

As of December 31 , 2018, the Company had shareholders’ equity of $337,318 and a cash balance of $18,575 . During the year ended December 31 , 2018, the Company incurred a net loss of $570,434 .

As of December 31, 2017, the Company had shareholders’ equity of $357,749 and a cash balance of $81,118. During the year ended December 31, 2017, the Company incurred a net loss of $35,687.

The Company anticipates that it would need approximately $281,000 over the next 12 months to continue as a going concern and expand its operations in accordance with its current business plan. The Company’s management and several shareholders plan to continue to fund the Company’s operations during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

The Company has an accumulated deficit of $613,683 and $43,249 as of December 31, 2018 and 2017. This raises substantial doubt about its ability to continue as a going concern, which is dependent on the Company’s ability to raise additional capital and implement its business plan. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

During the year ended December 31 , 2018, the Company posted revenues of $23,252 , total operating expenses of $587,665 , consisting of general and administrative expenses of $587,665 , and a net loss of $570,434 .

During the year ended December 31, 2017, the Company posted revenues of $0, total operating expenses of $36,215, consisting of general and administrative expenses of $36,215, and a net loss of $35,687.

Liquidity and Capital Resources

As of December 31 , 2018, the Company had $18,575 in cash.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

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Discussion of Year ended December 31, 2018 compared to Year Ended December 31, 2017

As of December 31 , 2018 and December 31 , 2017, the Company has not generated any substantial revenues because the Company is still in the early stages of its operations and has yet to fully implement its plans for commercialization.

During the year ended December 31 , 2018, the Company posted a net loss of $570,434 as compared to a net loss of $35,687 for the year ended December 31, 2017 . The increase in net loss resulted from the shift in the focus of the operations of the Company as a result of a change in control of the Company.

Operating expenses were $587,665 for the year ended December 31, 2018 as compared to $ 36,215 for the year ended December 31, 2017. The increase in operating expenses resulted primarily from the shift in the focus of the operations of the Company as a result of a change in control of the Company.

During the year ended December 31, 2018, the Company used cash in operating activities of $645,994. During such period, the Company also used cash in investing activities in the amount of $216,189 through acquiring subsidiaries and an advance to a related entity, and received $807,729 in financing activities through the issuance of common stock. In contrast, during the year ended December 31, 2017, the Company used cash in operating activities of $45,738. During such period, the Company also used cash in investing activities in the amount of $266,430 by advancing funds to a related party, and received $394,066 in financing activities through the issuance of common stock. The increase in cash resulted primarily from the issuance of common stock for cash due to the shift in the focus of the operations of the Company as a result of a change in control of the Company.

As of December 31, 2018, the Company had $18,575 in cash. In contrast, as of December 31 , 2017, the Company had $81,118 in cash.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Equipment Financing

The Company has no existing equipment financing arrangements.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized. If the Company is unable to raise funds through equity sales or otherwise, the Company may also consider selling some of its silver holdings in the future to finance other operations.

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The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Critical Accounting Policies

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. The Company chose December 31st as its fiscal year end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Fah Mai Holdings, Inc. and its wholly owned subsidiaries, Fah Mai Holdings Ltd., Platinum Cask Ltd. and Fah Mai Holdings Co., Ltd. (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Basis of Valuing Whisky Inventory

The Company purchases rare Scotch whisky for collection and possible marketing and re-sale. The inventory is recorded at the lower of cost (purchase price including fees) or market.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. There were $18,575 and $81,118 cash equivalents as of December 31, 2018 and December 31, 2017, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2018 and 2017, respectively.

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Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents and accounts payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2018 and December 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Net Loss per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the consolidated financial statements. As of December 31, 2018 and December 31, 2017, there are no potentially dilutive common stock equivalents.

Revenue Recognition

Effective January 1, 2018 we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company’s revenue consists primarily of whisky sales and membership sales. Membership fees are charged to become a member with the ability to buy and sell rare or special whisky casks as a group and to use this group to help make the investing in these whiskies more affordable. Whisky sales are from the sale of the Company’s rare or special whisky inventory that has been acquired by the Company.

The Company’s revenue is generated by selling membership fees and per-item sales of whisky. The membership fees are for a specified term. Membership fee revenue is recognized through the term of the memberships. Whisky sale revenues are recognized when the whisky inventory items are sold. These are per-item sales and all revenue is recognized upon the completion of the performance obligation to provide the sold item to the buyer. Revenues are presented net of refunds, credits and known and estimated credit card chargebacks. The Company reports revenue net of any required taxes collected from customers and remitted to government authorities, with the collected taxes recorded as current liabilities until remitted to the relevant government authority.

During the year ended December 31, 2018, the Company began selling cask fractions to members. Cask fractions are fractions of casks held in inventory that are sold to members at GBP20.00 per fraction. When the Company sales these specific casks, the sale amounts associated with these fractions of the cask that have been sold are passed on to the members as returns on their investments. The Company retains a set percentage of the sale amounts as their fee for facilitating the sale. The Cask fractions sold by the Company are recorded as deferred until the casks are sold. As of December 31, 2018, the Company had $75,158 in deferred revenues. The Company will hold these cask fractions sales as deferred revenues based on the casks purchased and record revenue in line with the sale of the specific casks that have been purchased by members.

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MANAGEMENT

Officers and Directors

Louis Haseman serves as the sole officer and director of the Company and has served in that capacity since March 2017 to the present.

Louis Joseph Haseman, age 33, serves as President, Secretary, Chief Financial Officer and sole director of the Company, positions he has held with the Company since March 2017. From 2010 to the present, Mr. Haseman has been the director and owner of HGT Co., Ltd. with two operating brands: Exotic Golf Holidays, which specializes in golf holidays located around the Indian Ocean, and Quality Health Travel, which specializes in medical tourism including plastic surgery, hip replacements and stem cell treatment. From 2011 to the present, Mr. Haseman has served as the owner of Sunscreen Island Co., Ltd., which is the exclusive importer and distributor of the Island Tribe sunscreen brand in Thailand and the Philippines. Since 2012 to the present, Mr. Haseman has also been part owner of Epikurean Resorts, a luxury hotel and resorts management and development company. From 2015 to 2016, Mr. Haseman was the owner of Euro Facade Tech Thailand Co., Ltd., a global containment wall and design company. We believe that Mr. Haseman’s prior experience as an executive coupled with the commercial relationships that he has fostered throughout his career make him well qualified to serve as an officer and director of the Company.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market, one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Director Compensation

Directors do not receive any compensation for serving on the Board of Directors.

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders. Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified. Each member of the Advisory Board serves at the discretion of the Board of Directors.

Committees and Terms

The Board of Directors has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Family Relationships

There are no family relationships among our Directors or executive officers.

Identification of Significant Employees

The Company currently has eight full-time employees, not including independent sales consultants.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any

●	Registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions” section, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

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Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Indemnification of Officers, Directors, Employees and Agents

The Certificate of Incorporation and bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

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EXECUTIVE COMPENSATION

Summary Compensation

Louis Haseman has served as the only officer and director of the Company and received no compensation for his services as an officer or director.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2018 .

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2018 , we believe that our executive officers, Directors and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

40

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information with respect to ownership of issued and outstanding stock of the Company as of December 31, 2018, by each executive officer and director of the Company and any person or group known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities:

	Shares	Percentage
	Owned	Of Class(1)

Louis Haseman	40,180,000	75.8%
President, Secretary and CFO

(1)  Based on 53,000,889 shares outstanding as of December 31, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which formerly acted as counsel to the Company, owns 250,000 shares (1%) of the Company’s common stock.

James Cassidy and James McKillop were both formerly officers and directors of the Company and each own 250,000 shares of the Company’s common stock. As the organizers and developers of the Company as Finch Street Acquisition Corp., Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Merger. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the original registration statement.

In February 2017, the Company issued to Louis Haseman, the Company’s sole officer and director, 40,000,000 shares of its common stock, at a purchase price equal to $0.0001 per share, as part of a change in control.

As of December 31, 2018 and 2017, the Company had issued funds to a related party entity in the amount of $6,380 and $266,430, respectively in anticipation of acquiring or merging the entity with the Company. All of these proceeds were loaned to two related entities, Fah Mai Holdings Co., Ltd. (“Fah Mai Thailand”), a Thailand company formed in April 10, 2017 and Rare Whisky Auction Co., Ltd. (“RWA”). Both companies are controlled by the majority shareholders of the Company. The Company has recorded a receivable from a related entity on its books for these funds. On June 8, 2018, Fah Mai Thailand was acquired as a subsidiary and is now included in the consolidated financial statements of the Company. Accordingly, the inter-company receivable/payable for this entity was eliminated on consolidation.

During the year ended December 31 , 2018 and 2017, a shareholder paid expenses in the Company’s behalf totaling $0 and $1,400, respectively.

On June 8, 2018, pursuant to the Merger, the Company issued 400,000 shares of its common stock, valued at $0.0001 per share, to the shareholders of Fah Mai Thailand in exchange for all the outstanding shares of Fah Mai Thailand. Louis Haseman, an officer, director and shareholder of Fah Mai Thailand, received 180,000 shares of the Company’s common stock as a result of the Merger.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;

●	Disclosing in any and all filings with the SEC, where required;

●	Obtaining disinterested directors consent; and

●	Obtaining shareholder consent where required.

41

LEGAL MATTERS

Brunson Chandler & Jones, PLLC of Salt Lake City, Utah has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

Interest of Counsel

James Cassidy is a partner at the law firm of Cassidy & Associates, which was our former counsel and prepared the initial draft of this registration statement of which this prospectus forms a part. Mr. Cassidy owns 250,000 shares of common stock of the Company. Mr. Cassidy was a director and officer of Finch Street Acquisition Corporation prior to its change of control.

EXPERTS

Pinnacle Accountancy Group PLLC of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, has audited the consolidated balance sheets of Fah Mah Holdings, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, consolidated statement of changes in stockholders’ equity (deficit) and consolidated statements of cash flows for year ending December 31, 2018 and 2017. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 29, 2019 , given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

42

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Louis Haseman, our Chief Executive Officer.

43

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Fah Mai Holdings, Inc.

Wattana, Bangkok

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fah Mai Holdings, Inc., (the Company) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2018 and 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses and has not generated net income from revenues, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

March 29, 2019

F-2

FAH MAI HOLDINGS, INC.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash	$18,575	$81,118
Prepaid Expenses	3,226	-
Inventory, net	393,788	10,201
Total Current Assets	415,589	91,319

Advance to Related Entity - in anticipation of merger	6,380	266,430
TOTAL ASSETS	$421,969	$357,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued Liabilities	$9,493	$-
Deferred Revenue	75,158
Total Current Liabilities	84,651	-

STOCKHOLDERS’ EQUITY
Preferred Stock; $0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.0001 par value, 100,000,000 shares authorized; 53,000,889 and 41,290,970 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	5,300	4,129
Additional Paid-in Capital	950,474	397,649
Accumulated Deficit	(613,683)	(43,249)
Accumulated Other Comprehensive Loss	(4,773)	(780)
Total Stockholders’ Equity	337,318	357,749

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$421,969	$357,749

The accompanying notes are an integral part of these audited consolidated financial statements

F-3

FAH MAI HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended
	December 31, 2018	December 31, 2017

REVENUES	$23,252	$-

COST OF GOODS SOLD	14,085	-

GROSS MARGIN	9,167	-

OPERATING EXPENSES
General and Administrative Expenses	587,665	36,215
Total Operating Expenses	(587,665)	(36,215)

OPERATING LOSS	(578,498)	(36,215)

Other Income (Expense)
Other Income	7,978	528
Interest Income	86	-
Total Other Income/(Expense)	8,064	528

NET LOSS BEFORE INCOME TAXES	(570,434)	(35,687)
Provision for Income Taxes	-	-
NET LOSS	$(570,434)	$(35,687)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	45,333,559	37,364,005

Other Comprehensive Loss
Exchange Differences arising on translating Foreign Operations	(3,993)	(780)
Total Comprehensive Loss	$(574,427)	$(36,467)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

FAH MAI HOLDINGS, INC.

Consolidated Statement of Changes in Stockholders’ Equity

					Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Paid-In	Deficit	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Accumulated	Loss	Equity
Balance, December 31, 2016	-	$-	20,000,000	$2,000	$312	$(7,562)	$-	$(5,250)

Commons stock cancelled	-	-	(19,500,000)	(1,950)	1,950	-	-	-

Issuance of common stock for services	-	-	40,000,000	4,000	-	-	-	4,000

Common stock issued for cash	-	-	790,970	79	393,987	-	-	394,066

Expenses paid by stockholder in behalf of Company	-	-	-	-	1,400	-	-	1,400

Foreign currency translation	-	-	-	-	-	-	(780)	(780)

Net loss for the year	-	-	-	-	-	(35,687)	-	(35,687)

Balance, December 31, 2017	-	-	41,290,970	4,129	397,649	(43,249)	(780)	357,749

Common stock issued for cash	-	-	2,537,771	254	880,053	-	-	880,307

Common stock acquired with cash and cancelled per repurchase agreements	-	-	(4,200)	(1)	(2,199)	-	-	(2,200)

Common stock issued for services	-	-	8,776,348	878	87,156	-	-	88,034

Common stock issued for acquisition of subsidiary	-	-	400,000	40	(412,185)	-	-	(412,145)

Foreign currency translation	-	-	-	-	-	-	(3,993)	(3,993)

Net loss for the period	-	-	-	-	-	(570,434)	-	(570,434)

Balance, December 31, 2018	-	$-	53,000,889	$5,300	$950,474	$(613,683)	$(4,773)	$337,318

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

FAH MAI HOLDINGS, INC.

Consolidated Statements of Cash Flows

	For the Year Ended
	December 31, 2018	December 31, 2017
OPERATING ACTIVITIES
Net loss	$(570,434)	$(35,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by stockholder and contributed as capital	-	1,400
Expenses paid by stockholder for common stock	-	1,823
Common stock issued for services	88,114	2,177
Changes in operating assets and liabilities
Prepaid expenses	(3,115)	-
Inventory	(248,769)	(10,201)
Accounts payable and accrued liabilities	9,488	(5,250)
Deferred revenue	78,722
Net Cash Used in Operating Activities	(645,994)	(45,738)

INVESTING ACTIVITIES
Net cash investment in acquiring subsidiary	(216,189)	-
Issuance of funds to related party	6,380	(266,430)
Net Cash Used in Financing Activities	(222,569)	(266,430)

FINANCING ACTIVITIES
Repayment of notes payable - related party	(70,378)	-
Proceeds from sale of common stock	878,107	394,066
Net Cash Provided by Financing Activities	807,729	394,066
Effect of Exchange Rate Changes on Cash	(1,709)	(780)
NET INCREASE (DECREASE) IN CASH	(62,543)	81,118
CASH AT BEGINNING OF PERIOD	81,118	-

CASH AT END OF PERIOD	$18,575	$81,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$72	$-
Income taxes	$-	$400

NON-CASH DISCLOSURES OF CASH FLOW INFORMATION:
Cancellation of common shares	$-	$(1,950)
Shares issued for non-cash net assets of subsidiary	$412,145	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-6

FAH MAI HOLDINGS, INC.

Notes to Audited Consolidated Financial Statements

December 31, 2018 and 2017

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Operations

Fah Mai Holdings, Inc. (formerly Finch Street Acquisition Corporation) (“Fah Mai” or the “Company”) was incorporated on July 22, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934. On November 7, 2017, the Company acquired all outstanding shares of Fah Mai Holdings Limited and Platinum Cask Limited from Louis Haseman at his cost and they became wholly owned subsidiaries of the Company. On June 8, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Fah Mai Holdings Co., Ltd., a private company organized under the laws of the Thailand (“Fah Mai Thailand”). Under the Merger Agreement, the Company issued to the shareholders of Fah Mai Thailand 400,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding equity securities of Fah Mai Thailand (the “Merger”). Mr. Louis Haseman, who is an officer, director and shareholder of the Company, was an officer and equity holder of Fah Mai Thailand prior to the Merger. As a result of the Merger, Fah Mai Thailand has merged into the Company and has taken over the operations and business plan of Fah Mai Thailand. This was a merger of net assets between entities under common control. Accordingly, the net assets and liabilities of Fah Mai Thailand were recorded on the books of the Company at their historical values.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. The Company chose December 31st as its fiscal year end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Fah Mai Holdings, Inc. and its wholly owned subsidiaries, Fah Mai Holdings Co. Ltd., Fah Mai Holdings Limited and Platinum Cask Limited (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Basis of Valuing Whisky Inventory

The Company purchases rare Scotch whisky for collection and possible marketing and re-sale. The inventory is recorded at the lower of cost (purchase price including fees) or market.

NOTE 2 – GOING CONCERN

The Company has not yet generated significant revenue since inception to date and has sustained an operating loss of $570,434 for the year ended December 31, 2018 compared to an operating loss of $35,687 for the year ended December 31, 2017. The Company had a working capital surplus of $330,938 and an accumulated deficit of $613,683 as of December 31, 2018 compared to a working capital surplus of $91,319 and an accumulated deficit of $43,249 as of December 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations and from stockholders to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern. At present, the Company has no operations and the continuation of Fah Mai Holdings Inc. as a going concern is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The company had $18,575 and 81,118 in cash and cash equivalents as of December 31, 2018 and 2017, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2018 and 2017.

Foreign Currency Translation

The Company has functional currencies in the United States dollar and British Pounds Sterling and its reporting currency is the United States dollar. Management has adopted ASC 830-20, Foreign Currency Matters – Foreign Currency Transactions All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in Other Comprehensive Income (Loss). Foreign currency transactions gains (losses) are recognized in earnings in the period of settlement.

Other Comprehensive Loss

ASC 220, Other Comprehensive Loss, establishes standards for the reporting and display of other comprehensive loss and its components in the consolidated financial statements. At December 31, 2018 and 2017, respectively, the Company had $4,773 and $780 of accumulated other comprehensive loss, relating to foreign currency translation.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents and accounts payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

F-8

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act, and have presented the Federal tax provision, deferred tax asset, and valuation allowance using the new rates adjusted in the period of enactment. At December 31, 2018 and 2017 the Company had net operating loss carryforwards (NOL’s) of approximately $613,683 and $43,249, respectively, which may be applied against future taxable income and which expire beginning in 2037. However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforwards that can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect (26% - 21% federal and 5% state) of the loss carryforwards of approximately $160,000 and $9,300 at December 31, 2018 and 2017, respectively, and therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in valuation allowance is approximately $139,000 and $6,600 for the periods ended December 31, 2018 and 2017, respectively. The tax effect of remaining NOL’s and resulting deferred tax assets remain fully reserved by valuation allowance, due to continued uncertainty as to their utilization. As of December 31, 2018 and December 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Net Loss per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the consolidated financial statements. The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. As of December 31, 2018 and December 31, 2017, there are no potentially dilutive common stock equivalents.

Revenue Recognition

Effective January 1, 2018 we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company’s revenue consists primarily of whisky sales and membership sales. Membership fees are charged to become a member with the ability to buy and sell rare or special whisky casks as a group and to use this group to help make the investing in these whiskies more affordable. Whisky sales are from the sale of the Company’s rare or special whisky inventory that has been acquired by the Company.

The Company’s revenue is generated by selling membership fees and per-item sales of whisky. The membership fees are for a specified term. Membership fee revenue is recognized through the term of the memberships. Whisky sale revenues are recognized when the whisky inventory items are sold. These are per-item sales and all revenue is recognized upon the completion of the performance obligation to provide the sold item to the buyer. Revenues are presented net of refunds, credits and known and estimated credit card chargebacks. The Company reports revenue net of any required taxes collected from customers and remitted to government authorities, with the collected taxes recorded as current liabilities until remitted to the relevant government authority.

During the year ended December 31, 2018, the Company began selling cask fractions to members. Cask fractions are fractions of casks held in inventory that are sold to members at GBP20.00 per fraction. When the Company sales these specific casks, the sale amounts associated with these fractions of the cask that have been sold are passed on to the members as returns on their investments. The Company retains a set percentage of the sale amounts as their fee for facilitating the sale. The Cask fractions sold by the Company are recorded as deferred until the casks are sold. As of December 31, 2018, the Company had $75,158 in deferred revenues. The Company will hold these cask fractions sales as deferred revenues based on the casks purchased and record revenue in line with the sale of the specific casks that have been purchased by members.

NOTE 4 – ADVANCE TO RELATED ENTITY

As of December 31, 2018 and 2017, the Company had issued funds to a related party entity in the amount of $6,380 and $266,430, respectively in anticipation of acquiring or merging the entity with the Company. All of these proceeds were loaned to two related entities, Fah Mai Holdings Co., Ltd. (“Fah Mai Thailand”), a Thailand company formed in April 10, 2017 and Rare Whisky Auction Co., Ltd. (“RWA”). Both companies are controlled by the majority shareholders of the Company. The Company has recorded a receivable from a related entity on its books for these funds. On June 8, 2018, Fah Mai Thailand was acquired as a subsidiary and is now included in the consolidated financial statements of the Company. Accordingly, the inter-company receivable/payable for this entity was eliminated on consolidation.

F-9

NOTE 5 – WHISKY INVENTORY AND DEFERRED REVENUE

As of December 31, 2018 and 2017, the Company had a whisky inventory of $393,788 and $10,201, respectively. The inventory is recorded at the lower of cost (purchase price plus fees) or market. The inventory is made up of rare or special whisky that the Company is acquiring to collect, market, and sell. During the year ended December 31, 2018, the Company began selling Cask Fractions. Cask Fractions are fractions of casks that are in the whisky inventory and are sold to outside parties that would like to invest in rare or special whisky in smaller amounts of money than is required to purchase a complete cask. Upon the sale of these casks, the income associated with these cask fractions that have been purchased is passed on to the investors. The amounts of cask fractions sold totals $75,158 and $0 as of December 31, 2018 and 2017, respectively, and are recorded as deferred revenue.

NOTE 6 – ACCRUED LIABILITIES

As of December 31, 2018 and 2017, the Company had accrued liabilities of $9,493 and $0, respectively, for professional fees.

NOTE 7 – COMMON STOCK

On July 22, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000. On February 26, 2017, 19,500,000 of these founder shares were returned to the Company and cancelled.

On February 27, 2017, the Company issued 40,000,000 shares of its common stock at par representing 98.7% of the total outstanding 40,500,000 shares of common stock to the Company’s current CEO at par for $1,823 in cash and $2,177 in services.

With the issuance of the 40,000,000 shares of common stock and the concurrent cancellation of 19,500,000 shares of stock previously held by the Company’s former officers and directors of the preexisting 20,000,000 shares, the Company effected a change in its control and the new majority shareholder elected new management of the Company. The Company changed its name as part of the change in control.

Between April 17, 2017 and December 31, 2017, the Company issued 790,970 shares of common stock to 53 individuals at $0.45 - $0.50 per share and received $394,066 in cash.

During the year ended December 31, 2018, the Company issued 2,537,771 shares of common stock through 254 stock subscription agreements, which are all unrelated parties, at $0.45 - $0.75 per share and received $880,307 in cash.

On June 8, 2018, the Company issued 400,000 shares of common stock for the acquisition of Fah Mai Holdings, Co., Ltd. These shares were issued at par value of $0.0001 per share. The shares were issued at par value because the transaction was treated as a combination of entities under common control at historical costs.

During the year ended December 31, 2018, the Company issued 8,776,348 shares of common stock to 44 individuals for services. The shares were issued between $0.0001 and $0.65 per share and the Company recorded $88,034 in expenses.

During the December 2018, the Company purchased 4,200 shares of common stock from two individuals for an average of $0.52 per share for $2,200 in cash per repurchase agreements. These shares were immediately cancelled.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2018 and 2017, respectively, 53,000,889 and 41,290,970 shares of common stock and no preferred stock were issued and outstanding.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through March 29, 2019, the date which the consolidated financial statements were available to be issued and there are no material subsequent events.

F-10

FINANCIAL STATEMENTS

June 8, 2018

F-11

Fah Mai Holdings Co. Ltd.

Condensed Balance Sheets

(Unaudited)

	June 8, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash	$2,017	$25,012
Prepaid Expesnes	112	1,318
Whisky Inventory	139,186	127,573
Total Current Assets	141,315	153,903

TOTAL ASSETS	$141,315	$153,903

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Notes Payable - Related Parties	$55,358	$142,942
Advances from Related Entities - in anticipation of merger	511,254	266,429
Total Current Liabilities	566,612	409,371

STOCKHOLDERS’ DEFICIT
Common stock; $3.062 par value, 40,000 shares authorized; 40,000 shares issued and outstanding at December 31, 2017	122,480	122,480
Additional Paid-in Capital	(122,480)	(122,480)
Accumulated Deficit	(412,854)	(254,787)
Accumulated Other Comprehensive Loss	(12,443)	(681)
Total Stockholders’ Deficit	(425,297)	(255,468)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$141,315	$153,903

The accompanying notes are an integral part of the unaudited financial statements.

F-12

Fah Mai Holdings Co. Ltd.

Condensed Statement of Operations

(Unaudited)

For the Period from January 1, 2018 through
June 8, 2018
REVENUES	$-

OPERATING EXPENSES
General and Administrative Expenses	160,124
Total Operating Expenses	(160,124)

OPERATING LOSS	(160,124)

Interest Income	-
Other Income (Expense)	2,057
Gain (Loss) on Foreign Currency Exchange	-

NET LOSS BEFORE INCOME TAXES	(158,067)
Provision for Income Taxes	-
NET LOSS	$(158,067)

BASIC AND DILUTED LOSS PER SHARE	$(3.95)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	40,000

Other Comprehensive Loss
Exchange Differences arising on translating Foreign Operations	(11,762)
Total Comprehensive Loss	$(169,829)

The accompanying notes are an integral part of the unaudited financial statements.

F-13

Fah Mai Holdings Co. Ltd.

Condensed Statement of Cash Flows

(Unaudited)

For the Period from January 1, 2018 through
June 8, 2018
OPERATING ACTIVITIES
Net loss	$(158,067)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Whisky inventory	(9,369)
Prepaid expenses	1,248
Net Cash Used in Operating Activities	(166,188)

INVESTING ACTIVITIES
Net Cash Used in Financing Activities	-

FINANCING ACTIVITIES
Repayment of notes payable - related parties	(100,725)
Proceeds from notes payable - related parties	9,196
Proceeds from advances from related entities - in anticpation of merger	233,923
Net Cash Provided by Financing Activities	142,394
Effect of Exchange Rate Changes on Cash	799
NET INCREASE (DECREASE) IN CASH	(22,995)
CASH AT BEGINNING OF PERIOD	25,012

CASH AT END OF PERIOD	$2,017

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of the unaudited financial statements.

F-14

FAH MAI HOLDINGS, CO. LTD.

Notes to Unaudited Condensed Financial Statements

June 8, 2018

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Operations

Fah Mai Holdings, Co. Ltd. (“Fah Mai Thailand”) was organized on May 12, 2017 under the laws of Thailand to engage in any lawful undertaking, including, but not limited to, providing administrative services and to purchase, collect and/or resale rare and collectible whisky and spirits. Fah Mai Thailand is contemplating a combination with a related entity, but no agreements are currently in place, and no assurances can be given that Fah Mai Thailand will be successful in this merger. Fah Mai Thailand has been provided administrative services and has purchased rare whisky in anticipation of the merger with the targeted related entity.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding Fah Mai Thailand’s financial statements. Such financial statements and accompanying notes are the representations of Fah Mai Thailand’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. Fah Mai Thailand has not earned any revenue from operations since inception. Fah Mai Thailand chose December 31st as its fiscal year end.

The accompanying unaudited condensed financial statements have been prepared by Fah Mai Holdings Co. Ltd. (Fah Mai Thailand) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim financial statements be read in conjunction with Fah Mai Thailand’s audited financial statements and notes thereto for the year ended December 31, 2017 attached in this filing. Operating results for the period from January 1, 2018 through June 8, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018.

Basis of Valuing Whisky Inventory

Fah Mai Thailand purchases rare Scotch whisky for collection and possible marketing and re-sale. The inventory is recorded at the lower of cost (purchase price including fees) or market.

NOTE 2 – GOING CONCERN

Fah Mai Thailand has not yet generated any revenue since inception to date and has sustained an operating loss of $158,067 for the period from January 1, 2018 through June 8, 2018. Fah Mai Thailand had a working capital deficit of $425,297 and an accumulated deficit of $412,854 as of June 8, 2018. Fah Mai Thailand’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations and from stockholders to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

Fah Mai Thailand’s independent auditors have issued a report raising substantial doubt about Fah Mai Thailand’s ability to continue as a going concern. At present, Fah Mai Thailand has no operations and the continuation of Fah Mai Co. Ltd. as a going concern is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

F-15

FAH MAI HOLDINGS, CO. LTD.

Notes to Unaudited Condensed Financial Statements

June 8, 2018

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Fah Mai Thailand considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. Fah Mai Thailand had $2,017 and $25,012 in cash equivalents as of June 8, 2018 and December 31, 2017, respectively.

Inventory

Fah Mai Thailand records inventory at the lower of cost (purchase price plus fees) or market.

Revenue Recognition

Revenue is recognized from sales when persuasive evidence of an arrangement exists, the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is reasonably assured.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions.

Foreign Currency Translation

Fah Mai Thailand’s functional currency is the Thailand Baht and its reporting currency is the United States dollar. Management has adopted ASC 830-20, Foreign Currency Matters – Foreign Currency Transactions All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in Other Comprehensive Income (Loss), while gains and losses on foreign currency transactions are recorded in the period of settlement as Other Income (Expense).

Other Comprehensive Loss

ASC 220, Other Comprehensive Loss, establishes standards for the reporting and display of other comprehensive loss and its components in the consolidated financial statements. At June 8, 2018 and December 31, 2017, respectively, Fah Mai Thailand had $12,443 and $681 of accumulated other comprehensive loss, relating to foreign currency translation.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents and accounts payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

F-16

FAH MAI HOLDINGS, CO. LTD.

Notes to Unaudited Condensed Financial Statements

June 8, 2018

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Net Loss per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. As of June 8, 2018 and December 31, 2017, respectively, there are no potentially dilutive common stock equivalents.

NOTE 4 – PREPAID EXPENSES

As of June 8, 2018 and December 31, 2017, Fah Mai Thailand had prepaid expenses of $112 and $1,318, respectively. These prepaid expenses consist of annual contracts for software. The cost of these contracts is being amortized over the life of the contract.

NOTE 5 – WHISKY INVENTORY

As of June 8, 2018 and December 31, 2017, Fah Mai Thailand had a whisky inventory of $139,186 and $127,573, respectively. The inventory is recorded at the lower of cost (purchase price plus fees) or market. The inventory is made up of rare or special whisky that Fah Mai Thailand is acquiring to collect, market, and sell.

NOTE 6 – NOTES PAYABLE – RELATED PARTIES

During the period from January 1, 2018 through June 8, 2018 and the year ended December 31, 2017, Fah Mai Thailand had amounts outstanding to related parties in the amount of $55,358 and $142,942, respectively. Fah Mai Thailand made payments to these related parties in the amount of $100,725 and $30,438, respectively, throughout the periods. These notes bear no interest rate associated with them and are due on demand.

NOTE 7 – ADVANCES FROM RELATED ENTITY

As of June 8, 2018 and December 31, 2017, Fah Mai Thailand had received funds from a related party entity in the amount of $511,25409 and $266,429, respectively, in anticipation of merging the entity with the Company. Fah Mai Thailand is not considered a variable interest entity because it is not dependent upon financial support from the Company. Fah Mai Thailand has recorded advances payable to a related entity (in anticipation of the merger) on its books for these funds.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date of this filing, the date which the financial statements were available to be issued and there are no material subsequent events.

F-17

FINANCIAL STATEMENTS

December 31, 2017

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Fah Mai Holdings Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fah Mai Holdings Co., Ltd., (the Company) as of December 31 2017, and the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since February 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

June 12, 2018

F-19

Fah Mai Holdings Co. Ltd.

Balance Sheet

December 31, 2017
ASSETS
CURRENT ASSETS
Cash	$25,012
Prepaid Expenses	1,318
Inventory	127,573
Total Current Assets	153,903

TOTAL ASSETS	$153,903

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Notes Payable - Related Parties	$142,942
Advances from Related Entities - in anticipation of merger	266,429
Total Current Liabilities	409,371

STOCKHOLDERS’ DEFICIT
Common stock; $3.062 par value, 40,000 shares authorized; 40,000 shares issued and outstanding at December 31, 2017	122,480
Additional Paid-in Capital	(122,480)
Accumulated Deficit	(254,787)
Accumulated Other Comprehensive Loss	(681)
Total Stockholders’ Deficit	(255,468)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$153,903

The accompanying notes are an integral part of the audited financial statements.

F-20

Fah Mai Holdings Co. Ltd.

Statement of Operations

For the Period from May 12, 2017 (Inception) to December 31, 2017
REVENUES	$-

OPERATING EXPENSES
General and Administrative Expenses	255,217
Total Operating Expenses	(255,217)

OPERATING LOSS	(255,217)

Interest Income	40
Other Income (Expense)	642
Gain (Loss) on Foreign Currency Exchange	(252)

NET LOSS BEFORE INCOME TAXES	(254,787)
Provision for Income Taxes	-
NET LOSS	$(254,787)

BASIC AND DILUTED LOSS PER SHARE	$(6.37)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	40,000

Other Comprehensive Loss
Exchange Differences arising on translating Foreign Operations	(681)
Total Comprehensive Loss	$(255,468)

The accompanying notes are an integral part of the audited financial statements.

F-21

Fah Mai Holdings Co. Ltd.

Statement of Stockholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-In	Deficit	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Accumulated	Loss	Deficit

Balance, May 12, 2017 (Inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of common stock - founder shares	-	-	40,000	122,480	(122,480)	-	-	-

Foreign currency translation	-	-	-	-	-	-	(681)	(681)

Net loss for the period	-	-	-	-	-	(254,787)	-	(254,787)
Balance, December 31, 2017	-	$-	40,000	$122,480	$(122,480)	$(254,787)	$(681)	$(255,468)

The accompanying notes are an integral part of the audited financial statements.

F-22

Fah Mai Holdings Co. Ltd.

Statement of Cash Flows

For the Period from May 12, 2017 (Inception) to December 31, 2017
OPERATING ACTIVITIES
Net loss	$(254,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Whisky inventory	(122,877)
Prepaid expenses	(1,269)
Net Cash Used in Operating Activities	(378,933)

INVESTING ACTIVITIES
Net Cash Used in Financing Activities	-

FINANCING ACTIVITIES
Repayment of notes payable - related parties	(30,438)
Proceeds from notes payable - related parties	168,118
Proceeds from advances from related entities - in anticipation of merger	265,345
Net Cash Provided by Financing Activities	403,025
Effect of Exchange Rate Changes on Cash	920
NET INCREASE (DECREASE) IN CASH	25,012
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$25,012

The accompanying notes are an integral part of the audited financial statements.

F-23

FAH MAI HOLDINGS, CO. LTD.

Notes to Financial Statements

December 31, 2017

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Operations

Fah Mai Holdings, Co. Ltd. (“Fah Mai Thailand”) was organized on May 12, 2017 under the laws of Thailand to engage in any lawful undertaking, including, but not limited to, providing administrative services and to purchase, collect and/or resale rare and collectible whisky and spirits. Fah Mai Thailand is contemplating a combination with a related entity, but no agreements are currently in place, and no assurances can be given that Fah Mai Thailand will be successful in this merger. Fah Mai Thailand has been provided administrative services and has purchased rare whisky in anticipation of the merger with the targeted related entity.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding Fah Mai Thailand’s financial statements. Such financial statements and accompanying notes are the representations of Fah Mai Thailand’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. Fah Mai Thailand has not earned any revenue from operations since inception. Fah Mai Thailand chose December 31st as its fiscal year end.

Basis of Valuing Whisky Inventory

Fah Mai Thailand purchases rare Scotch whisky for collection and possible marketing and re-sale. The inventory is recorded at the lower of cost (purchase price including fees) or market.

NOTE 2 – GOING CONCERN

Fah Mai Thailand has not yet generated any revenue since inception to date and has sustained an operating loss of $254,787 for the year ended December 31, 2017. Fah Mai Thailand had a working capital deficit of $255,468 and an accumulated deficit of $254,787 as of December 31, 2017. Fah Mai Thailand’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations and from stockholders to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

Fah Mai Thailand’s independent auditors have issued a report raising substantial doubt about Fah Mai Thailand’s ability to continue as a going concern. At present, Fah Mai Thailand has no operations and the continuation of Fah Mai Co. Ltd. as a going concern is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Fah Mai Thailand considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. There was $25,012 in cash and cash equivalents as of December 31, 2017.

F-24

FAH MAI HOLDINGS, CO. LTD.

Notes to Financial Statements

December 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Fah Mai Thailand records inventory at the lower of cost (purchase price plus fees) or market.

Revenue Recognition

Revenue is recognized from sales when persuasive evidence of an arrangement exists, the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is reasonably assured.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Fah Mai Thailand places its cash with high quality banking institutions.

Foreign Currency Translation

Fah Mai Thailand has functional currencies in the Thailand Baht and its reporting currency is the United States dollar. Management has adopted ASC 830-20, Foreign Currency Matters – Foreign Currency Transactions All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in Other Comprehensive Income (Loss), while gains and losses on foreign currency transactions are recorded in the period of settlement as Other Income (Expense).

Other Comprehensive Loss

ASC 220, Other Comprehensive Loss, establishes standards for the reporting and display of other comprehensive loss and its components in the consolidated financial statements. At December 31, 2017, Fah Mai Thailand had $681 of accumulated other comprehensive loss, relating to foreign currency translations.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents and accounts payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

F-25

FAH MAI HOLDINGS, CO. LTD.

Notes to Financial Statements

December 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. As of December 31, 2017, there are no potentially dilutive common stock equivalents.

NOTE 4 – PREPAID EXPENSES

As of December 31, 2017, Fah Mai Thailand had prepaid expenses of $1,318. These prepaid expenses consist of annual contracts for software. The cost of these contracts is being amortized over the life of the contract.

NOTE 5 – WHISKY INVENTORY

As of December 31, 2017, Fah Mai Thailand had a whisky inventory of $127,573. The inventory is recorded at the lower of cost (purchase price plus fees) or market. The inventory is made up of rare or special whisky that Fah Mai Thailand is acquiring to collect, market, and sell.

NOTE 6 – NOTES PAYABLE – RELATED PARTIES

During the year ended December 31, 2017, Fah Mai Thailand had amounts outstanding of $142,942 and made payments to these related parties in the amount of $30,438. These notes bear no interest and are due on demand.

NOTE 7 – ADVANCES FROM RELATED ENTITY

As of December 31, 2017, Fah Mai Thailand had amounts outstanding to a related party entity in the amount of $266,429 in anticipation of merging the entity with the Company. Fah Mai Thailand is not considered a variable interest entity because it is not dependent upon financial support from the Company. Fah Mai Thailand has recorded advances payable to a related entity on its books for these funds.

NOTE 8 – COMMON STOCK

On May 12, 2017, Fah Mai Thailand any issued 40,000 founders common stock to three directors and officers pro rata as founder shares for services rendered to Fah Mai Thailand, valued at 100 Thailand Baht (US $3.062) par value per share, for a total of $122,480.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date of this filing, the date which the consolidated financial statements were available to be issued and there are no material subsequent events, except as detailed below:

From January 1, 2018 through June 5, 2018, Fah Mai Thailand received additional net proceeds of $150,473 in advances from a related entity in anticipation of the merger. Fah Mai Thailand has recorded an advance from a related party on its books for these funds.

F-26

FAH MAI HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Fah Mai Holdings, Inc. (hereinafter referred to as the “Company”, “we,” “our,” “us” and similar terms unless the context indicates otherwise) and Fah Mai Holdings Co. Limited (“Fah Mai Thailand”) after giving effect to the Company’s merger with Fah Mai Thailand that was completed on June 8, 2018 (the “Merger Date”).

On June 8, 2018, the Company, entered into a merger agreement (the “Merger”) with Fah Mai Thailand. The Merger was effected by the Company through the exchange of all the outstanding shares of common stock of Fah Mai Thailand for 400,000 shares of common stock of the Company. At the time of the Merger, there was one shareholder of the Company who is also a shareholder and president of Fah Mai Thailand. Fah Mai Thailand has merged into the Company and ceased to exist. As such the Company has taken over the operations and business plan of Fah Mai Thailand.

Since the Company and Fah Mai Thailand were entities under common control prior to the Merger, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Fah Mai Thailand’s common shares as if the restructuring transaction had occurred as of the earliest date presented of the financial statements.

The unaudited pro forma condensed combined financial information gives effect to the merger with Fah Mai Thailand based on the assumptions, reclassifications and adjustments described in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017, have been prepared giving effect to the merger with Fah Mai Thailand as if the transaction had occurred on May 12, 2017, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger with Fah Mai Thailand as if the transaction had occurred as of the earliest date presented of the financial statements.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the merger may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the historical unaudited financial statements of Fah Mai Thailand as of and for the year ended December 31, 2017 contained in this Form 8-K.

F-27

FAH MAI HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

Unaudited Pro Forma Combined and Consolidated Statements of Operations for the Nine Months Ended September 30, 2018	P-2

P-1

FAH MAI HOLDINGS, INC.

Unaudited Pro Forma Combined and Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(Unaudited)

	Fah Mai Holdings, Inc.	Fah Mai Holdings Co. Ltd.	AJE	Pro Forma Adjustments	As Adjusted

REVENUES	$15,362	$-		$-	$15,362

COST OF GOODS SOLD	9,633	-			9,633

GROSS MARGIN	5,729	-			5,729

OPERATING EXPENSES
General and Administrative Expenses	385,746	160,124		-	545,870
Total Operating Expenses	(385,746)	(160,124)			(545,870)

OPERATING LOSS	(380,017)	(160,124)			(540,141)

Other Income (Expense)	(10,265)	2,057		-	(8,208)

NET LOSS BEFORE INCOME TAXES	(390,282)	(158,067)		-	(548,349)
Provision for Income Taxes	-	-		-	-
NET LOSS	$(390,282)	$(158,067)			$(548,349)

Other Comprehensive Loss
Exchange Differences arising on translating Foreign Operations	(25,045)	(11,762)		-	(36,807)
Total Comprehensive Loss	$(415,327)	$(169,829)			$(585,156)

P-2

FAH MAI HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Unaudited Pro Forma Combined and Consolidated Statement of Operations for the Year Ended December 31, 2017	P-4

Notes to Unaudited Pro Forma Combined and Consolidated Financial Statements	P-5

P-3

FAH MAI HOLDINGS, INC.

Unaudited Pro Forma Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2017

(Unaudited)

	Fah Mai Holdings, Inc.	Fah Mai Holdings Co. Ltd.	AJE	Pro Forma Adjustments	As Adjusted

REVENUES	$-	$-		$-	$-

OPERATING EXPENSES
General and Administrative Expenses	36,215	255,217		-	291,432
Total Operating Expenses	(36,215)	(255,217)			(291,432)

OPERATING LOSS	(36,215)	(255,217)			(291,432)

Interest Income	-	40		-	40
Other Income (Expense)	528	642		-	1,170
Gain (Loss) on Foreign Currency Exchange	-	(252)		-	(252)

NET LOSS BEFORE INCOME TAXES	(35,687)	(254,787)			(290,474)
Provision for Income Taxes	-	-		-	-
NET LOSS	$(35,687)	$(254,787)			$(290,474)

Other Comprehensive Loss
Exchange Differences arising on translating Foreign Operations	(780)	(681)		-	(1,461)
Total Comprehensive Loss	$(36,467)	$(255,468)			$(291,935)

P-4

Fah Mai Holdings, Inc.

Notes to Unaudited Pro Forma Combined and Consolidated Financial Statements

Note 1 – Pro Forma Adjustments

1)	Represents the pro forma adjustment to record the acquisition of Fah Mai Holdings Co. Ltd. and the issuance of 400,000 shares of common stock of Fah Mai Holdings, Inc. and to remove the common stock and additional paid-in capital of Fah Mai Holdings Co. Ltd.

2)	Represents the pro forma adjustment to remove the advance to related entity/party from Fah Mai Holdings, Inc. and the related advance from related entity/party on Fah Mai Holdings Co. Ltd.

P-5

PROSPECTUS

FAH MAI HOLDINGS, INC.

1000/196,199 Liberty Buildings, 3rd Floor,

Sukhumvit 55 Road, Klongton Nua,

Wattana, Bangkok 10110

+66 (0) 90 8070617

5,664,715 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2019

[RESALE PROSPECTUS ALTERNATIVE PAGE]

FAH MAI HOLDINGS, INC.

1000/196,199 Liberty Buildings, 3rd Floor,

Sukhumvit 55 Road, Klongton Nua, Wattana, Bangkok 10110

+66 (0) 90 8070617

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS	Subject to Completion, Dated ______, 2019

FAH MAI HOLDINGS, INC.

1,335,285 shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 1,335,285 shares of common stock (the “Shares”) of Fah Mai Holdings, Inc. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.00 per share until a market develops and the Company’s shares are quoted on the OTC Link LLC (“OTC Link” or “OTCQB”) or another quotation board (such as the OTC Bulletin Board) and thereafter at prevailing market prices or privately negotiated prices.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,335,285 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 9.

Fah Mai Holdings, Inc.

1000/196,199 Liberty Buildings, 3rd Floor,

Sukhumvit 55 Road, Klongton Nua,

Wattana, Bangkok 10110

+66 (0) 90 8070617

Prospectus dated __________________, 2019

[RESALE PROSPECTUS ALTERNATIVE PAGE]

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

44

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 1,335,285 shares of common stock of the Company. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering(1)	53,000,889 shares of common stock

Number of shares outstanding after the offering (2)	58,665,604 shares of common stock

Net Proceeds to the Company	We will not receive proceeds from the resale of Shares by the Selling Shareholders.

Risk factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)	Based on the number of Shares issued and outstanding as of December 31, 2018.
(2)	Including Shares issuable pursuant to a concurrent direct offering by the Company.

45

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders covered by this prospectus. All proceeds from the sale of shares of common stock offered under this prospectus will be for the account of the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” The Company has agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholder.

46

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,335,285 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share until a market develops and the Company’s shares are quoted on the OTC Link LLC (“OTC Link” or “OTCQB”) or another quotation board (such as the OTC Bulletin Board) and thereafter at prevailing market prices or privately negotiated prices.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth:

●	the name of the selling stockholders,
●	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this Prospectus,
●	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this Prospectus, and
●	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

The selling stockholders may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. The selling stockholders are under no obligation, however, to sell any shares pursuant to this Prospectus.

47

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

LOUIS HASEMAN (3)	40,180,000	76.072%	250,000	39,930,000	68.276%
DAVID ANDERSON	177,395	*	17,739	159,656	*
SRIKANTH BODLA	2,652	*	265	2,387	*
RHYS JOHN BONNEY	2,000	*	200	1,800	*
JOHN BROADFOOT	250,000	*	250,000	0	*
PAUL AND VICKI BROWN SUPERFUND (4)	4,800	*	480	4,320	*
JENSON CHAN	100,000	*	10,000	90,000	*
SEK CHYE CHEONG	21,235	*	2,123	19,112	*
JOHN ANTHONY WILLIAM DOHERTY	13,188	*	1,318	11,870	*
GEOFF P DRAGE	66,598	*	6,659	59,939	*
THEODOROS EMPESLIDIS	14,160	*	1,416	12,744	*
GEOFFREY J HARRIS	7,130	*	713	6,417	*
RUSSELL HEATH	2,620	*	262	2,358	*
NANCY HO SEONG HEE	6,000	*	600	5,400	*
PANYA HEMA	23,600	*	2,360	21,240	*
GEOFFREY HORNER	169,240	*	16,924	152,316	*
SATHIDA HUAMANKIJ	2,200	*	220	1,980	*
THITHAPOL HUNCHANA	2,200	*	220	1,980	*
THITIPONG JANTHAKHAT	4,000	*	400	3,600	*
JOANNA JAWORSKA	2,680	*	268	2,412	*
THAAN KAEWKONG	1,539	*	153	1,386	*
DUKENDRA KC	7,086	*	708	6,378	*
THANARAJ KRISHNASAMY	45,526	*	22,763	22,763	*
FOO HOONG LEE	2,000	*	200	1,800	*
KHOMSAN LEK-AONTA	2,000	*	200	1,800	*
SIAN MENG EDWARD LIM	20,000	*	2,000	18,000	*
THANUTRA LIMMONTREE	3,300	*	330	2,970	*
NISHANT MAHESHWARI	10,000	*	1,000	9,000	*
DUANGPORN MANSINTHORN	22,000	*	2,200	19,800	*
HUGO MCENTEE	2,620	*	262	2,358	*
MILTON MCFARLANE	36,040	*	3,604	32,436	*
DANIEL MONK	2,000,000	3.787%	250,000	1,750,000	2.992%
BENJAMIN MUKHIM	7,599	*	759	6,840	*
PARDORN NUTPRASASN	6,000	*	600	5,400	*
AKINTUNDE OYEBODE	2,120	*	212	1,908	*
PHONGPHAT PHORNCHAISIN	2,000	*	200	1,800	*
HO CHUEN POON	5,350	*	535	4,815	*
JOHN G RIMON	2,200	*	220	1,980	*
DAVID ROWBOTTOM	48,036	*	4,803	43,233	*
DECLAN RUTTLEDGE	493,426	*	246,713	246,713	*
RONNACHAI SAIBUNNA	6,156	*	615	5,541	*
CHANATE SANGPRUK	3,077	*	307	2,770	*
CHERDCHAI SAPSAKOON	1,539	*	153	1,386	*
HARDEEP SHERGILL	2,636	*	263	2,373	*
SURACHAI NA-LAMPANG	1,539	*	153	1,386	*

PEERADOL THONGTHAWAI	2,200	*	220	1,980	*
CONSTANTINE TRIZIS	20,830	*	2,083	18,747	*
STRATON TYRADELLIS	8,511	*	851	7,660	*
JAGARNATHAN VASANTHAN	10,000	*	1,000	9,000	*
WITTAWAT WERADANKHAJORN	1,575	*	157	1,418	*
JARROD WONG	59,897	*	5,989	53,908	*
CHALINEE WORRA-ART	1,539	*	153	1,386	*
NOVAK ZANETIC	10,526	*	1,052	9,474	*
TOSHKO ZHIVKOV	2,660	*	2,660	0	0%
ORNPRAPA BLORE	4,000,000	7.573%	204,000	3,796,000	6.491%
PAUL LAMBRICK	4,000,000	7.573%	16,000	3,984,000	6.812%

* less than 1%

(1) Based upon 53,000,889 Shares outstanding as of December 31, 2018.

(2) Assumes sale of all 1,335,285 Shares offered, and 58,665,604 Shares outstanding following the offering (including Shares issuable pursuant to a concurrent direct offering by the Company).

(3) Louis Haseman is an officer and director of the Company.

(4) Paul Brown and Vicki Brown are the control persons of the PAUL AND VICKI BROWN SUPERFUND.

SHARES ELIGIBLE FOR FUTURE SALE

As of December 31, 2018, there were 53,000,889 shares of common stock outstanding, of which 40,180,000 shares were owned by officers and directors of the Company. There will be a total of 58,665,604 shares outstanding if the maximum number of Shares offered by the Selling Shareholders and by the Company, in its concurrent direct offering, are sold, of which 39,930,000 shares would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

48

RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Selling Stockholders

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at a fixed price of $1.00 per share until a trading market emerges for the securities, and thereafter at prevailing market prices or privately negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	Block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	An exchange distribution in accordance with the rules of the applicable exchange;
●	Privately negotiated transactions;
●	Short sales after this registration statement becomes effective;
●	Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	Through the writing of options on the shares;
●	A combination of any such methods of sale; and
●	Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. Notwithstanding the foregoing, if the Company decides to engage a placement agent in connection with this registration statement, then the Company shall be obligated to pay the fees connected to the placement agent.

The Company has agreed to pay all fees and expenses incident to the registration of the shares of common stock. The Selling Stockholders intend to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The Selling Stockholders shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholders. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If Selling Stockholders uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, the Selling Stockholders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this prospectus.

49

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

Fah Mai Holdings, Inc.

1000/196,199 Liberty Buildings, 3rd Floor,

Sukhumvit 55 Road, Klongton Nua,

Wattana, Bangkok 10110

+66 (0) 90 8070617

1,335,285 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2019

50

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$871.50
State filing fees	$1,000
Edgarizing fees	$4,995
Transfer agent fees	$2,500
Accounting fees	$5,000
Legal fees	$75,000
EDGAR Agent/Printing fees	$2,000

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

The Company (as Finch Street Acquisition Corporation) issued and aggregate of 20,000,000 shares on formation in July 2016 pro rata (10,000,000 each) to James Cassidy and James McKillop, at a cost basis equal to $0.0001 per share, of which all but an aggregate of 500,000 shares were returned to the Company and cancelled.

In February 2017, the Company issued 40,000,000 shares of its common stock to Louis Haseman, at a purchase price equal to $0.0001 per share, as part of a change in control.

Between April 17, 2017 and December 31, 2017, the Company issued 790,970 shares of common stock to 41 non-US investor individuals at $0.45 - $0.50 per share and received $394,066 in cash pursuant to a private placement offering limited to offshore transactions in reliance on the exemption from registration under Regulation S of the Securities Act.

On June 8, 2018, pursuant to the Merger, the Company issued 400,000 shares of its common stock, valued at $0.0001 per share, to the shareholders of Fah Mai Thailand in exchange for all the outstanding shares of Fah Mai Thailand. Louis Haseman, an officer, director and shareholder of Fah Mai Thailand, is also an officer and director of the Company.

Between April 19, 2018 and December 3, 2018, the Company issued 39,727 shares of common stock to 30 non-US investor individuals at $0.50 - $0.65 per share for interest payments valued at $19,880 pursuant to offshore transactions in reliance on the exemption from registration under Regulation S of the Securities Act.

Between May 30, 2018 and October 26, 2018, the Company issued 134,398 shares of common stock to four non-US investor individuals at $0.50 - $0.65 per share for services performed valued at $67,334 pursuant to offshore transactions in reliance on the exemption from registration under Regulation S of the Securities Act.

Between June 4, 2018 and September 10, 2018, the Company issued 9,380,000 shares of common stock to three officers of the Company at $0.50 per share for services performed valued at par for $938 pursuant to offshore transactions in reliance on the exemption from registration under Regulation S of the Securities Act.

Between January 1, 2018 and December 31, 2018, the Company issued 1,755,794 shares of common stock to 69 non-US investor individuals at $0.45 - $0.75 per share and received $878,029 in cash pursuant to a private placement offering limited to offshore transactions in reliance on the exemption from registration under Regulation S of the Securities Act.

51

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
3.3++	Certificate of Amendment to Certificate of Incorporation
5.1*	Opinion of Counsel on legality of securities being registered
10.1++	Lease agreement
10.2++	Agreement with Tiber Creek Corporation
10.3*	Letter Agreement with London City Bond Ltd.
23.1 *	Consent of Accountants - Pinnacle Accountancy Group of Utah
23.3*	Consent of Attorney (as part of Exhibit 5.1)
99.1++	Form of Subscription Agreement

* File herewith

+	Previously filed with Registration Statement on Form 10-12G filed on August 9, 2016 (File No.: 000-55678) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed with Registration Statement on Form S-1/A filed on November 27, 2018 (File No.: 333-226275) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bangkok, Thailand, on March 29 , 2019.

FAH MAI HOLDINGS, INC.

By:	/s/ Louis Haseman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Louis Haseman
Title:	President (Principal Executive Officer)

By:	/s/ Louis Haseman
Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Louis Haseman
Title:	Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Louis Haseman	President, Secretary, Chief Financial	March 29 , 2019
Officer and Director

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